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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF WESTCORP

WESTERN FINANCIAL BANK

WFS RECEIVABLES CORPORATION 2

WFS RECEIVABLES CORPORATION 4

WESTRAN SERVICES CORP.

WESTERN CONSUMER PRODUCTS

WFS FINANCIAL INC

WESTFIN INSURANCE AGENCY, INC.

WESTERN CONSUMER SERVICES, INC.

THE HAMMOND COMPANY, THE MORTGAGE BANKERS

WESTERN RECONVEYANCE COMPANY, INC.

WESTERN AUTO INVESTMENTS, INC.

WESTERN FINANCIAL ASSOCIATE SOLUTIONS

WFS FINANCIAL AUTO LOANS 2, INC.

WFS FUNDING, INC.

WFS RECEIVABLES CORPORATION

WFS RECEIVABLES CORPORATION 3

WFS WEB INVESTMENTS